Exhibit 4.3

Officers’ Certificate
Pursuant to Sections 201, 301 and 303 of the Indenture

Dated: [•], 2024

The undersigned, Jonathan Pong, Executive Vice President, Chief Financial Officer and Treasurer, and Bianca Martinez, Senior Vice President, Associate General Counsel and Assistant Secretary, of Realty Income Corporation, a Maryland corporation (the “Company”), hereby certify as follows:

The undersigned, having read the appropriate provisions of the Indenture dated as of October 28, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), including Sections 201, 301 and 303 thereof and the definitions in such Indenture relating thereto, and certain other corporate documents and records, and having made such examination and investigation as, in the opinion of the undersigned, each considers necessary to enable the undersigned to express an informed opinion as to whether or not the conditions set forth in the Indenture relating to the establishment of the title and terms of (i) the Company’s 4.450% Notes due 2026 (the “New 2026 Notes”), (ii) the Company’s 3.200% Notes due 2027 (the “New 2027 Notes”), (iii) the Company’s 2.100% Notes due 2028 (the “New 2028 Notes”), (iv)  the Company’s 4.000% Notes due 2029 (the “New 2029 Notes”), (v) the Company’s 3.400% Notes due 2030 (the “New 2030 Notes”), (vi) the Company’s 3.200% Notes due 2031 (the “New 2031 Notes”) and (vii) the Company’s 2.700% Notes due 2032 (the “New 2032 Notes,” and, together with the New 2026 Notes, the New 2027 Notes, the New 2028 Notes, the New 2029 Notes, the New 2030 Notes and the New 2031 Notes, the “Securities”), each of which will constitute a new series of the Company’s debt securities under the Indenture, and the form of certificate evidencing the Securities of each such series, have been complied with, and whether the conditions in the Indenture relating to the authentication and delivery by the Trustee of the Securities of each such series have been complied with, certify that (1) the title and terms of the Securities of each such series were established by the undersigned pursuant to authority delegated to them by resolutions duly adopted by the Board of Directors of the Company on December [ • ], 2023 (the “Resolutions”) and such terms are set forth in Annex A hereto, (2) the form of certificate evidencing the Securities of each such series was established by the undersigned pursuant to authority delegated to them by the Resolutions and shall be in substantially the form attached in Annex B hereto (it being understood that, in the event that the Securities of any such series are ever issued in definitive certificated form, the legends appearing on the first page of the form of certificate evidencing the Securities of such series may be removed), (3) a true, complete and correct copy of the Resolutions, which were duly adopted by the Board of Directors of the Company, and are in full force and effect in the form adopted on the date hereof, are attached as Annex C hereto and are also attached as an exhibit to the Certificate of the Secretary of the Company of even date herewith, (4) the form, title and terms of the Securities of each such series have been established pursuant to and in accordance with Sections 201 and 301 of the Indenture and comply with the Indenture and, in the opinion of the undersigned, all conditions provided for in the Indenture (including, without limitation, those set forth in Sections 201, 301 and 303 of the Indenture) relating to the establishment of the title and terms of the Securities of each such series, the form of certificate evidencing the Securities of each such series and the execution, authentication and delivery of the Securities of each such series have been complied with and (5) to the best knowledge of the undersigned, no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Securities of any such series.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name: Jonathan Pong
Title: Executive Vice President, Chief Financial Officer and Treasurer

By:
Name: Bianca Martinez
Title: Senior Vice President, Associate General Counsel and Assistant Secretary

Signature Page to Officers’ Certificate Pursuant
to Section 201, 301 and 302 of the Indenture

ANNEX A

Terms of the Notes due

For purposes of this Annex A, the term “Securities” shall have the meaning set forth in Section (1) below, the term “Form of Security” means the form of certificate evidencing the Securities of the series established by this Annex A that is attached as Annex B to the Officers’ Certificate of which this Annex A is a part; and the term “Indenture” means the Indenture dated as of October 28, 1998 between the Company and the Trustee, as amended or supplemented from time to time (including as provided in this Annex A), and including the terms of the Securities established by this Annex A set forth and incorporated by reference in this Annex A. Other capitalized terms that are used in this Annex A and not otherwise defined in this Annex A but that are defined in the Indenture have the same respective meanings as in the Indenture.

(1)      A series of debt securities is hereby established under the Indenture, and such series of debt securities shall be known and designated as the “      % Notes due      ” (the “Securities”).

(2)          The aggregate principal amount of the Securities of such series which may be authenticated and delivered under the Indenture is limited to $            (the “Exchange Amount”), except for Securities of such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture; provided, however, that such series of Securities may be re-opened by the Company from time to time for the issuance of additional Securities of such series, so long as any such additional Securities of such series have the same form and terms (other than, if applicable, the offering price or exchange ratio, underwriting or other discounts and commissions, the original date of issuance, the first date on which interest thereon shall be payable and the date from which interest thereon shall begin to accrue), and carry the same right to receive accrued and unpaid interest, as the Securities of such series theretofore issued; provided, however, that, notwithstanding the foregoing, such series of Securities may not be reopened if the Company has effected defeasance or covenant defeasance with respect to the Securities of such series pursuant to Section 1402 and 1403, respectively, of the Indenture or has effected satisfaction and discharge with respect to the Securities of such series pursuant to Section 401 of the Indenture.

(3)            The Securities of such series are issuable only as Registered Securities without coupons (notwithstanding anything to the contrary in the Indenture) and may, but need not, bear a corporate seal.  The Securities of such series shall initially be issued in book-entry form and represented by one or more permanent Global Securities of such series, the initial depositary (the “Depositary,” which term includes any successors thereto) for the Global Securities of such series shall be The Depository Trust Company and the depositary arrangements shall be those employed by whoever shall be the Depositary with respect to the Global Securities of such series from time to time.  Notwithstanding the foregoing, certificated Securities of such series in definitive form (“Certificated Securities”) may be issued in exchange for Global Securities of such series under the circumstances contemplated by Section 305 of the Indenture.

(4)      The Securities of such series shall be issued and delivered by the Company (together with cash payments by the Company and subject, if applicable, to rounding) in exchange for outstanding            % Notes due            of Spirit Realty, L.P., a Delaware limited partnership, all in accordance with the terms of the exchange offer set forth in the Company’s prospectus dated            ; provided that the aggregate principal amount of the Securities of such series so issued and delivered shall not exceed the Exchange Amount.

(5)      The final maturity date of the Securities of such series on which the principal thereof is due and payable shall be            .

(6)      The principal of the Securities of such series shall bear interest at the rate of            % per annum from            or from the most recent date to which interest has been paid or duly provided for, payable semiannually in arrears on            and            (each, an “Interest Payment Date”) of each year, commencing            , to the Persons in whose names the Securities of such series (or one or more Predecessor Securities of such series) are registered at the close of business on the            and            (each, a “Regular Record Date”), respectively, immediately prior to such Interest Payment Dates, regardless of whether such Regular Record Date is a Business Day.  Interest on the Securities of such series will be computed on the basis of a 360-day year of twelve 30-day months.  If any principal of, or premium, if any, or interest on, any of the Securities of such series is not paid when due, then such overdue principal and, to the extent permitted by law, such overdue premium or interest, as the case may be, shall bear interest until paid or until such payment is duly provided for at the rate of            % per annum.

(7)            Chicago, Illinois, is hereby designated as a Place of Payment for the Securities of such series. The place where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for the registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served shall be the office or agency maintained by the Company for such purpose in Chicago, Illinois, which shall initially be an office of the Trustee in Chicago, Illinois, which on the date hereof is located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Unit, 311 South Wacker Drive, Suite 6200B, Chicago, IL 60606; provided, that, so long as any Certificated Securities (as defined in the Form of Security) of such series are outstanding, the Borough of Manhattan, The City of New York shall also be a Place of Payment for the Securities of such series and the Company will maintain an office or agency in the Borough of Manhattan, The City of New York where the principal of and premium, if any, and interest on the Securities of such series shall be payable, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon the Company in respect of the Securities of such series and the Indenture may be served.

(8)            The Securities of such series are redeemable at any time, as a whole or from time to time in part, at the option of the Company at the times and on the terms and subject to the conditions set forth in the Indenture and in the Form of Security of such series. If less than all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series) are to be redeemed, the Securities of such series (or portions thereof) to be redeemed shall be selected, in the case of Securities of such series in book-entry form evidenced by one or more Global Securities, in accordance with the applicable procedures of the Depositary or, in the case of any Certificated Securities of such series, by such method as the Trustee shall deem fair and appropriate, all as further provided in the Indenture, and, for the avoidance of doubt, it is understood and agreed that the foregoing selection of Securities of such series (or portions thereof) for redemption shall be made from among all of the Outstanding Securities of such series (including, without limitation, any Outstanding Securities of such series issued upon a re-opening of such series), treated as a single class. No Security of such series shall be redeemed in part unless the unredeemed principal amount of such Security is an authorized denomination as set forth in Section (10) below.

(9)            The Securities of such series shall not be repayable or redeemable at the option of the Holders prior to the final maturity date of the principal thereof (except as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

(10)            The Securities of such series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(11)            The Trustee shall be the initial trustee, Security Registrar, transfer agent and Paying Agent for the Securities of such series.

(12)            The entire outstanding principal amount of the Securities of such series shall be payable upon declaration of acceleration of the maturity of the Securities of such series pursuant to Section 502 of the Indenture.

(13)            Payment of the principal of and premium, if any, and interest on the Securities of such series shall be made in Dollars and the Securities of such series shall be denominated in Dollars.

(14)            Other than amounts payable upon redemption of Securities of such series at the option of the Company prior to June 15, 2026, the amount of payments of principal of and premium, if any, and interest on the Securities of such series shall not be determined with reference to an index, formula or other similar method.

(15)        Neither the Company nor the Holders of the Securities of such series shall have any right to elect the currency in which payments on the Securities of such series are made.

(16)        With respect to the Securities of such series, in addition to the covenants of the Company set forth in the Indenture, the covenants set forth in the Form of Security of such series under the captions “Limitation on Incurrence of Total Debt,” “Limitation on Incurrence of Secured Debt,” “Debt Service Coverage” and “Maintenance of Total Unencumbered Assets” (collectively, the “Additional Covenants”) shall be and hereby are added to the Indenture for the benefit of the Securities of such series and the Holders of the Securities of such series, and the Additional Covenants, together with the defined terms set forth in the Form of Security of such series under the caption “Certain Definitions” (the “Additional Definitions”), are hereby incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein; provided that the Additional Covenants and Additional Definitions incorporated by reference in this Annex A and the Indenture, and set forth in the Securities of such series, shall only be applicable with respect to the Securities of such series and the Additional Definitions and the Additional Covenants set forth in the Securities of such series shall only be effective, insofar as they apply to the Securities of such series, for so long as any of the Securities of such series is Outstanding; provided, further, that except as set forth in Section (24) below, the definition of “Subsidiary” set forth in the Form of Security of such series shall only be applicable with respect to the Additional Covenants and the Additional Definitions incorporated by reference in this Annex A and the Indenture and set forth in the Securities of such series.

(17)            The Securities of such series will not be issuable as Bearer Securities, and temporary global certificates will not be issued.

(18)            Except as otherwise provided in the Indenture with respect to the payment of Defaulted Interest on the Securities of such series, interest payable on any Security of such series on an Interest Payment Date (as such term is defined in the Form of Security) for the Securities of such series shall be payable only to the Person in whose name that Security (or one or more Predecessor Securities of such series) is registered at the close of business on the Regular Record Date (as such term is defined in the Form of Security) for such interest.

(19)        Sections 1402 and 1403 of the Indenture shall apply to the Securities of such series, provided that (i) the Company may effect defeasance and covenant defeasance pursuant to Section 1402 and 1403, respectively, only with respect to all (and not less than all) of the Outstanding Securities of such series and (ii) in addition to the covenants specifically referred to by section number in Section 1403 of the Indenture (insofar as such covenants apply to the Securities of such series), the Additional Covenants applicable to the Securities of such series shall also be subject to covenant defeasance pursuant to Section 1403.

(20)            The Securities of such series will be authenticated and delivered as provided in Section 303 of the Indenture; provided that, notwithstanding anything in Section 303 or elsewhere in the Indenture to the contrary, the Securities of such series may, but need not, be executed under the Company’s corporate seal (or a facsimile thereof).

(21)            The Company shall not be required to pay Additional Amounts with respect to the Securities of such series as contemplated by Section 1010 of the Indenture.

(22)        The Securities of such series shall not be convertible or exchangeable into Common Stock or Preferred Stock.

(23)            The Securities of such series will be senior obligations of the Company.

(24)        Insofar as Section 801 of the Indenture is applicable to the Securities of such series, the term “Subsidiary,” as such term is used in Section 801(2) of the Indenture, shall have the meaning set forth in the Form of Security of such series (instead of the meaning set forth in Section 101 of the Indenture), and the term “indebtedness,” as used in Section 801(2) of the Indenture, shall be deemed to include, without limitation, “Debt” and “Secured Debt” (as such terms are defined in the Form of Security of such series).

(25)        The provisions of Section 1011 of the Indenture shall be applicable with respect to any term, provision or condition set forth in the Additional Covenants applicable to the Securities of such series, in addition to any term, provision and condition set forth in Sections 1004 to 1008, inclusive, of the Indenture.

(26)         The Securities of such series shall have such other terms and provisions as are set forth in the Form of Security of such series, all of which terms and provisions are incorporated by reference in and made a part of this Annex A and the Indenture as if set forth in full herein and therein.

(27)         As used in the Indenture with respect to the Securities of such series and in the certificates evidencing the Securities of such series, all references to “premium” on the Securities of such series shall mean any amounts (other than accrued interest) payable upon the redemption of any Securities of such series in excess of 100% of the principal amount of such Securities.

(28)          Payments of principal of and premium, if any, and interest on Global Securities of such series will be made by the Company by wire transfer of immediately available funds to an account maintained by the payee located in the United States.  In the event that any Securities of such series are issued in the form of Certificated Securities of such series, payments of principal of and premium, if any, and interest on such Certificated Securities of such series shall be made in the manner set forth in the Form of Security of such series and in the Indenture.

(29)          A new Section 115 and Section 116 (the “New Sections”) shall be and hereby are added to the Indenture, which New Sections shall appear immediately after Section 114 of the Indenture and shall read in full as follows; provided that the New Sections shall be applicable only with respect to the Securities of such series and shall only be effective for so long as any of the Securities of such series is outstanding:

“SECTION 115.      ELECTRONIC SIGNATURES; CORPORATE SEAL

“The words “execution,” “signed,” “signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and, except as otherwise set forth in the proviso to the last sentence of this Section 115, electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronically transmitted signatures, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature that is delivered physically or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing and anything in this Indenture to the contrary notwithstanding, but subject, however, to the proviso to this sentence, (a) any Security, supplemental indenture, Officers’ Certificate, Company Order, Company Request, Opinion of Counsel or other opinion of counsel, instrument, agreement or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats and (b) all references in Section 303 or elsewhere in this Indenture to the execution, attestation or authentication of any Security, coupon or certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats; provided that, notwithstanding the foregoing, no Security, coupon, Officers’ Certificate delivered pursuant to Section 201, 301 or 303 of this Indenture, Company Order delivered pursuant to Section 303 of this Indenture or supplemental indenture may be executed or attested by DocuSign, AdobeSign or other electronic signature and no certificate of authentication on any Security may be executed by DocuSign, AdobeSign or other electronic signature and, as provided in the last paragraph of Section 303 of the Indenture, each certificate of authentication must be executed by the Trustee by manual signature of an authorized signatory.

“SECTION 116.      ELECTRONIC INSTRUCTIONS

“The Trustee shall have the right to accept and act upon instructions from the Company, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means (as defined below); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Relevant Officers”) and containing specimen signatures of such Relevant Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling in the absence of negligence or bad faith. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by a Relevant Officer listed on the incumbency certificate provided to the Trustee have been sent by such Relevant Officer. The Company shall be responsible for ensuring that only Relevant Officers transmit such Instructions to the Trustee and that the Company and all Relevant Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding that such directions conflict or are inconsistent with a subsequent written instruction, other than losses, costs or expenses arising from the Trustee’s negligence or bad faith. The Company agrees: (i) to assume (in the absence of negligence or bad faith on the part of the Trustee) all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to the Trustee a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“As used in this Section 116, “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“The foregoing provisions of this Section 116 shall not limit the provisions of Section 115 but are subject to the prohibition on the use of DocuSign, AdobeSign or other electronic signatures under the circumstances set forth in Section 115.”

(30)            The first sentence of Section 1104 of the Indenture is hereby amended by replacing the reference to “30 days” with “10 days”; provided that the foregoing amendment shall be applicable only with respect to the Securities of such series and shall only be effective for so long as any of the Securities of such series is outstanding.

ANNEX B

[Form of Notes]

ANNEX C

[Resolutions]